Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of BJ’s Wholesale Club Holdings, Inc. of our report dated April 18, 2018 except for the effects of the revision described in Note 3 to the consolidated financial statements, as to which the date is May 17, 2018 relating to the financial statements, which appears in this Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 17, 2018